UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2015

DATALINK CORPORATION

(Exact name of registrant as specified in charter)

Minnesota	000-29758	41-0856543
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

10050 Crosstown Circle, Suite 500, Eden Prairie, MN 55344

(Address of principal executive offices)

952-944-3462

(Registrant’s telephone number, including area code)

N/A

(Former Name and Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)                                  On February 11, 2015, our compensation committee approved our Executive Management Bonus Program (the “Program”) under which annual cash incentives may be paid to our executive officers for 2015 and future years, and approved the performance goals under the Program for 2015.

The Program links the pay of our executive officers to the achievement of annual financial and operational performance goals by providing them the opportunity to receive an annual cash incentive payment based on the degree to which such performance goals for the applicable fiscal year have been achieved.  Under the Program, prior to or early in a fiscal year, our compensation committee approves (i) the performance goals for that fiscal year based on financial and operational performance measures selected by the compensation committee, (ii) the weighting of the goals, (iii) threshold, target and maximum performance levels for each of the goals, (iv) the participants in the Program for that fiscal year, and (v) target payout amounts for each participant expressed as a percentage of base salary.  Following the completion of a fiscal year, the compensation committee reviews and approves the degree to which the applicable performance goals have been achieved, and approves the payment of annual cash incentives based on such achievement.

For fiscal 2015, the compensation committee selected net non-GAAP revenue and non-GAAP operating income, as internally computed, as the performance measures upon which the Program performance goals will be based.  For these purposes, (i) net non-GAAP revenue is our revenue adjusted by the addition of acquisition accounting adjustments and (ii) non-GAAP operating income is our operating income adjusted by the addition of certain items, including amortization expense for our intangible assets, acquisition accounting adjustments, stock based compensation amounts, integration and transaction costs, and income tax expense, in each case excluding the impact of acquisitions completed during the fiscal year.  The compensation committee set the target payout amounts for each of our named executive officers under the Program for 2015 at the respective percentages of their base salaries set forth below:

Named Executive Officer	Target Percentage
Paul F. Lidsky	100%
Shawn O’Grady	60%
Gregory T. Barnum	55%
Denise Westenfield	40%

For performance in excess of target level, payouts to our named executive officers would increase, up to as much as 150% of the target payout amounts if 150% or more of the performance goals are met.  For performance less than target level, payouts to our named executive officers would decrease, such that if we achieve less than 80% of either of the performance goals, no annual incentive amounts would be payable to our named executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 17, 2015

DATALINK CORPORATION

	By	/s/ Gregory T. Barnum
Gregory T. Barnum,
Chief Financial Officer